Calculation of Filing Fee Tables
S-3
American Water Works Company, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.01 per share	415(a)(6)	4,214,534		$ 88,863,449.00			S-3	333-263068	02/28/2022	$ 6,489.98
			Total Offering Amounts:				$ 88,863,449.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional securities as may become issuable as a result of a stock split, stock dividend or similar transaction. (2) Pursuant to Rule 415(a)(6) under the Securities Act, 4,214,534 shares of American Water Works Company, Inc.'s common stock registered hereunder are unsold securities previously registered on Registration Statement No. 333-263068 filed on February 28, 2022 (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, the $6,489.98 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.